Exhibit 10.1
SECOND MODIFICATION AGREEMENT
This Second Modification Agreement (this “Agreement”) is made as of August 1, 2022, by and among KBSGI OFFICES AT GREENHOUSE, LLC, a Delaware limited liability company (“Greenhouse Borrower”) and KBSGI 213 WEST INSTITUTE PLACE, LLC, a Delaware limited liability company (“Institute Borrower,” and, together with Greenhouse Borrower, individually, collectively, jointly and severally, “Borrower”), the lenders from time to time party to the Loan Agreement (as hereinafter defined) (each a “Lender” and collectively the “Lenders”), and JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, “Administrative Agent”).
Factual Background
A.Pursuant to that certain Amended and Restated Term Loan and Security Agreement dated as of November 9, 2017, among Borrower, KBSGI Von Karman Tech, LLC, a Delaware limited liability company (“Von Karman Borrower”), Lenders, and Administrative Agent, as amended by that certain Modification Agreement dated as of January 17, 2020 (the “Modification Agreement”) and that certain letter agreement dated as of October 18, 2021 (as amended, restated or otherwise modified from time to time, the “Loan Agreement”), Lenders agreed to provide a loan (the “Loan”) to Borrower. Capitalized terms used herein without definition have the meanings ascribed to them in the Loan Agreement. Pursuant to that certain Reciprocal Release Agreement among Von Karman Borrower, Borrower, Administrative Agent and Lenders, Von Karman Borrower was released from its obligations under the Loan Documents on the terms and conditions set forth therein.
B.The Loan is evidenced by that certain Amended and Restated Promissory Note dated November 9, 2017, made payable to JPMorgan Chase Bank, N.A., as sole Lender, in the stated principal amount of Seventy-Two Million Eight Hundred Thousand and No/100 Dollars ($72,800,000.00) (as amended, restated, renewed or otherwise modified from time to time, each, a “Note” and, collectively, the “Notes”).
C.The Note is secured by, among other things, (i) the Greenhouse Deed of Trust, which encumbers the Greenhouse Property and the Greenhouse Improvements and (ii) the Institute Mortgage, which encumbers the Institute Property and the Institute Improvements.
D.KBSGI REIT Properties, LLC, a Delaware limited liability company (“Guarantor”), guaranteed certain of Borrower’s obligations to Administrative Agent and Lenders in connection with the Loan pursuant to that certain Amended and Restated Guaranty, dated as of November 9, 2017, executed by Guarantor in favor of Administrative Agent, for the benefit of the Lenders (as amended, restated or otherwise modified, the “Guaranty”).
E.In connection with the Loan, Borrower executed an Amended and Restated Environmental Indemnity Agreement (as amended, restated, renewed or otherwise modified from time to time, the “Environmental Indemnity”) dated as of November 9, 2017, in favor of Administrative Agent, for the benefit of the Lenders. The Environmental Indemnity is a Loan Document, as defined below.

F.As used herein, the term “Loan Documents” means the Loan Agreement, the Note, the Greenhouse Deed of Trust, the Institute Mortgage, the Guaranty, the Environmental Indemnity and any other documents executed in connection with the Loan, including those which evidence, guarantee, secure or modify the Loan, as any or all of them may have been amended to date. This Agreement is a Loan Document.
G.As of the date hereof, the outstanding principal balance of the Loan is $52,260,000 (which is comprised of $34,840,000 of Term Loans, and $17,420,000 of Revolving Loans).
H.Borrower has requested, and Administrative Agent and Lenders have agreed, (i) to extend the Maturity Date on the terms and conditions set forth herein, and (ii) otherwise modify the Loan as provided herein.
I.Borrower, Administrative Agent and the Lenders now wish to modify the Loan as set forth below.
Agreement
Therefore, Borrower, Administrative Agent and the Lenders agree as follows:
1.Recitals. The recitals set forth above in the Factual Background are true, accurate and correct.
2.Reaffirmation of Loan. Borrower reaffirms all of its obligations under the Loan Documents, and Borrower acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Notes or any other Loan Document.
3.Modification of Loan Documents. The Loan Documents are hereby amended as follows:
(a)Maturity Date. The current maturity of the Loan is hereby extended from November 9, 2022 (the “Existing Maturity Date”) to November 9, 2023 (the “Stated Maturity Date”). All references to the “Maturity Date” in the Loan Documents shall be deemed to refer to the Stated Maturity Date.
(b)Definitions. The following definitions set forth in Section 1.01 of the Loan Agreement are hereby amended and restated in their entirety, or, if such definitions are not set forth in Section 1.01 of the Loan Agreement, the following definitions are hereby inserted alphabetically into Section 1.01 of the Loan Agreement, as the case may be:
“‘Adjusted Daily Simple SOFR’ means, an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%.”
“‘Adjusted Term SOFR’ means, an interest rate per annum equal to (a) the Term SOFR, plus (b) 0.10%.”
“Advance” means a borrowing hereunder, by the Lenders of any principal of the

Loan.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“‘Alternate Base Rate’ means, for any day (or if such day is not a Business Day, the immediately preceding Business Day), a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR as published two U.S. Government Securities Business Days prior to such day plus 1%; provided that, for the purpose of this definition, Adjusted Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or Adjusted Term SOFR, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.09 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.09(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. If the Alternate Base Rate as determined above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.”
    “‘Alternate Rate’ means the Alternate Base Rate plus the Applicable Margin.
“‘Applicable Margin’ means (i) prior to May 9, 2023, 2.00% with respect to Adjusted Term SOFR, Adjusted Daily Simple SOFR, or the Benchmark, as applicable, and 1.00% with respect to the Alternate Base Rate and (ii) on and after May 9, 2023, 2.50% with respect to Adjusted Term SOFR, Adjusted Daily Simple SOFR, or the Benchmark, as applicable, and 1.50% with respect to the Alternate Base Rate.”
“‘Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of a payment period for interest for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Adjustment Date” pursuant to clause (e) of Section 3.09.
“Bail-In Action’ means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“‘Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“‘Benchmark’ means, initially, Term SOFR; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then ‘Benchmark’ means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 3.09.”
“‘Benchmark Replacement’ means, for any Available Tenor, the first alternative set forth in the order below that can be determined by Administrative Agent for the applicable Benchmark Replacement Date:
(1)    the Adjusted Daily Simple SOFR; or
(2)    the sum of: (a) the alternate benchmark rate that has been selected by Administrative Agent and Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.”
“‘Benchmark Replacement Adjustment’ means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Adjustment Date and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Administrative Agent and Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the

Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.”
“‘Benchmark Replacement Conforming Changes’ means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of ‘Alternate Base Rate,’ the definition of ‘Business Day,’ the definition of ‘U.S. Government Securities Business Day,’ the definition of ‘Interest Adjustment Date,’ timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Administrative Agent decides may be appropriate to reflect the adoption and implementation of such rate and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of such rate exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).”
“‘Benchmark Replacement Date’ means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of ‘Benchmark Transition Event,’ the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of ‘Benchmark Transition Event,’ the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the ‘Benchmark Replacement Date’ will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).”
“‘Benchmark Transition Event’ means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a ‘Benchmark Transition Event’ will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).”
“‘Benchmark Unavailability Period’ means the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan

Document in accordance with Section 3.09 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.09.
“‘Business Day’ means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City or Chicago; provided that, in relation to any loans that bear interest at Daily Simple SOFR and any interest rate settings, fundings, disbursements, settlements or payments of any such Daily Simple SOFR loan, or any other dealings of such Daily Simple SOFR loan, any such day that is only a U.S. Government Securities Business Day.”
“‘Change in Law’ means the occurrence, after the date of this Agreement of: (a) the adoption or taking effect of any law, rule, regulation, treaty or risk-based capital guidelines, (b) any change in any law, rule, regulation, treaty or risk-based capital guidelines or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) compliance by any Lender (or, for purposes of Section 8.20, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a ‘Change in Law,’ regardless of the date enacted, adopted, issued or implemented.”
“‘Corresponding Tenor’ with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“‘Daily Simple SOFR’ means, for any day (a ‘SOFR Rate Day’), a rate per annum equal to SOFR for the day that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if Daily Simple SOFR as so determined would be less than the zero, such rate shall be deemed to be the zero for purposes of this Agreement. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to Borrower.”

“‘Federal Funds Effective Rate’” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as set forth on the NYFRB’s Website from time to time) and as published on the next succeeding Business Day by NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“‘Federal Reserve Board’ means the Board of Governors of the Federal Reserve System of the United States of America.
“‘Floor’ means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Term SOFR or Daily Simple SOFR.”
“‘Guarantor Operating Costs’ means all of its operating costs including but not limited to REIT general and administrative costs, REIT liquidation costs (which may include proxy solicitation costs, DST transfer agent costs, legal costs, tail insurance policy costs, and other reasonable and customary costs to maintain the REIT in good standing), capital costs (including building improvements, tenant improvements and leasing commissions at its owned properties), and any other reasonable costs and expenses required to maintain the REIT as a going concern, but for no other purpose.
“‘Guarantor Permitted Indebtedness’ means (a) guaranteed obligations of Guarantor in connection with the Loan, (b) unsecured letters of credit or guarantees required by Governmental Authorities in connection with the construction of the Improvements or any other properties owned directly or indirectly by Guarantor, (c) non-delinquent accrued but unpaid real taxes and insurances premiums, (d) other trade debt incurred in the ordinary course of operation of the Mortgaged Property or any other properties owned directly or indirectly by Guarantor (which, for clarity, shall specifically include trade payables related to capital expenditures, tenant improvement costs and leasing commissions) in such amounts as are normal and reasonable under the circumstances, provided that such debt described in this clause (d) is not evidenced by a note and is paid prior to delinquency and provided in any event that the outstanding principal balance of such debt with respect to a particular property shall not exceed at any one time five percent (5%) of the total outstanding indebtedness owed by Guarantor with respect to such property, (e) equipment leases entered into in the ordinary course of the operation of the Mortgaged Property or any other properties owned directly or indirectly by Guarantor, (f) Approved Leases or leases for any other properties owned directly or indirectly by Guarantor, (g) obligations in connection with posting a bond required by Governmental Authorities in connection with the operation of the Mortgaged Property or any other properties owned directly or indirectly by Guarantor, (h) tenant security deposits, (i) any Swap Agreement(s) with respect to any loan, (j) any indemnity or similar agreement provided by Guarantor in favor of a title company with respect to title policies for properties owned directly or indirectly by Guarantor, and (k) obligations for tenant improvements, leasing commissions and capital expenditures for properties owned directly or indirectly by Guarantor.”
“‘Interest Adjustment Date’ means the day in each calendar month commencing after an Advance which numerically corresponds to the date of such Advance, provided, however, that (a) if any Interest Adjustment Date would be on a day other than a Business Day, such Interest Adjustment Date shall be the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Adjustment Date shall be the next preceding Business Day and (b) if, for any calendar month, there is no day numerically corresponding to the date of such Advance, the Interest Adjustment Date for such calendar month shall be the last Business Day of such month.
“‘Interest Rate’ means (a) prior to the occurrence of a Benchmark Replacement Date, Adjusted Term SOFR plus the Applicable Margin, or (b), subject to Section 3.09(b), upon the occurrence of a Benchmark Replacement Date, the Benchmark Replacement plus the Applicable Margin.
“‘Maturity Date’ means November 9, 2023.
“‘NYFRB Rate’ means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if both such rates are not so published for any day that is a Business Day, the term “NYFRB Rate” means the rate quoted for such day, for a federal funds transaction at 11:00 a.m. on such day received by Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the above rates as so determined would be less than zero, such rate will be deemed to be zero for purposes of this Agreement.
“‘NYFRB’s Website’ means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“‘Overnight Bank Funding Rate’ means for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.–managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.”
“‘Permitted Indebtedness’ means (a) the Obligations, (b) unsecured letters of credit or guarantees required by Governmental Authorities in connection with the construction of the Improvements, (c) non-delinquent accrued but unpaid real taxes and insurances premiums, (d) other trade debt incurred in the ordinary course of operation of the Mortgaged Property (which, for clarity, shall specifically include trade payables related to capital expenditures, tenant improvement costs and leasing commissions) in such amounts as are normal and reasonable under the circumstances, provided that such debt described in this clause (d) is not evidenced by a note and is paid prior to delinquency and provided in any event that the outstanding principal balance of such debt shall not exceed at any one time five percent (5%) of the outstanding Obligations, (e) equipment leases entered into in the ordinary course of the operation of the Mortgaged Property, (f) Approved Leases, (g) obligations in connection with posting a bond required by Governmental Authorities in connection with the operation of the Mortgaged Property, (h) tenant security deposits, (i) Swap Agreement(s) relating to the Loan (to the extent not already included in the definition of “Obligations”), (j) any indemnity or similar agreement provided by Borrower in favor of Title Company with respect to the Title Policies, and (k) obligations for tenant improvements, leasing commissions and capital expenditures related to an Approved Lease.”
“‘Prime Rate’ means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Administrative Agent) or any similar release by the Federal Reserve Board (as reasonably determined by Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“‘Reference Time’ with respect to any setting of the then-current Benchmark means (a) if such Benchmark is Term SOFR, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting, (b) if such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting, and (c) if such Benchmark is not Term SOFR or Daily Simple SOFR, the time determined by Administrative Agent in its reasonable discretion.”
“‘Repayment Guaranty’ means the Second Amended and Restated Repayment Guaranty dated August 1, 2022, executed by Guarantor in favor of Administrative Agent, for the benefit of the Lenders, as amended from time to time.
“‘REIT’ means KBS Growth & Income REIT, Inc., a Maryland corporation.
“‘REIT Excess Cash Account’ has the meaning set forth in that certain Second Modification Agreement dated August 1, 2022, by and among Borrower, Administrative Agent and Lender.
“‘REIT Operating Costs’ means all of its operating costs including but not limited to REIT general and administrative costs, REIT liquidation costs (which may include proxy solicitation costs, DST transfer agent costs, legal costs, tail insurance policy costs, and other reasonable and customary costs to maintain the

REIT in good standing), capital costs (including building improvements, tenant improvements and leasing commissions at its owned properties), and any other reasonable costs and expenses required to maintain the REIT as a going concern, but for no other purpose.
“‘Relevant Governmental Body’ means the Federal Reserve Board, the NYFRB, and/or the Term SOFR Administrator, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.”
“‘Resolution Authority’ means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“‘Reuters’ means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.
“‘Sanctioned Country’ means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).
“‘Sanctioned Person’ means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, or the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) an Affiliate of any such Person described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.
“‘SOFR’ means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.”
“‘SOFR Administrator’ means the NYFRB (or a successor administrator of the secured overnight financing rate).
“‘SOFR Administrator’s Website’ means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“‘Term Commitment’ shall mean Fifty-Two Million Two Hundred Sixty-Thousand and No/100 Dollars ($52,260,000.00). The Term Commitment (and, correspondingly, the Aggregate Commitment) shall reduce dollar for dollar with each principal repayment of the Term Loan.
“‘Term SOFR’ means, for any day, the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time, two U.S. Government Securities Business Days prior to such date, as such rate is published by the Term SOFR Administrator.”
“‘Term SOFR Administrator’ means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).”

“‘Term SOFR Determination Day’ has the meaning assigned to it under the definition of Term SOFR Reference Rate.”
“‘Term SOFR Reference Rate’ means, for any day and time (such day, the “Term SOFR Determination Day”), the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR with a tenor comparable to one month; provided that if the Term SOFR Reference Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for such tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.”
“‘UK Financial Institution’ means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“‘UK Resolution Authority’ means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“‘Unadjusted Benchmark Replacement’ means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“‘U.S. Government Securities Business Day’ means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“‘Write-Down and Conversion Powers’ means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
(c)Deletion of Defined Terms; References. Section 1.01 of the Loan Agreement is hereby amended to delete the following defined terms: “Adjusted LIBO Rate”; “Eurodollar Advance”, “Eurodollar Loan”, “Eurodollar Rate”, “Floating Rate Advance,” “Floating Rate Loan,” “Floating Rate,” “Impacted Interest Period,” “Interest Election Request,” “Interest Period,” “Interpolated Rate”; “LIBO Rate”; “LIBO Screen Rate”; “Statutory Reserve Rate”; and “Type”.
(d)The Loan and Advances. Sections 3.01(b), (c) and (d) of the Loan Agreement are hereby amended and restated in its entirety as follows:
“(b) Intentionally Omitted.
(c) Intentionally Omitted.
(d) Intentionally Omitted.”
(e)Requests for Advances; Funding of Advances; Interest Elections. Sections 3.02, 3.03, and 3.04 of the Loan Agreement are hereby deleted in their entirety and replaced, in each case, with “Intentionally Omitted” to maintain the integrity of the numbering of any subsequent Sections.
(f)Payments Generally. A new Section 3.05(f) is hereby added to the Loan agreement in numerical order thereto:
“(f)    Payments Generally. Borrower will make each payment required to be made by it under this Agreement prior to 2:00 p.m., Dallas, Texas time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of Administrative Agent, be deemed to have been received on the next succeeding Business Day. All such payments will be made to Administrative Agent at 8181 Communictions Pkwy Bldg B, Floor 3, Plano, TX 75024-0239. If any payment under this Agreement comes due on a day that is not a Business Day, such payment will be made on the next succeeding Business Day, and, in the case of any payment accruing interest, interest will continue to accrue during the extension period. All payments hereunder will be made in U.S. dollars.”
(g)Prepayment of Loans. Section 3.06 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Section 3.06. Prepayment. Borrower may at any time and from time to time prepay the Loan in whole or in part, subject to prior notice in accordance with this Section 3.06, without any prepayment penalty or premium. Borrower will notify Administrative Agent by electronic communication as provided in Section 10.01 of any prepayment not later than 2:00 p.m., Dallas, Texas time, three (3) Business Days before the date of prepayment. Each such notice must specify the prepayment date and the principal amount of the Loan to be prepaid; in the event any such prepayment notice is revoked by Borrower, Borrower shall reimburse Administrative Agent and Lenders for their respective reasonable out-of-pocket costs and expenses in connection with such revoked prepayment notice. Promptly following receipt of any such notice, Administrative Agent will inform the Lenders of the contents thereof.
(h)Interest. Section 3.08 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(a)    Interest Rate. The outstanding principal amount of the Loan shall bear interest at a per annum interest rate equal to the Interest Rate. The Interest Rate will be determined for the date of the Advance and will be reset monthly on each Interest Adjustment Date thereafter.
(b)    Default Rate. Notwithstanding the foregoing, to the extent permitted under applicable law, upon the occurrence of a Default, and during the continuance of a Default, and after maturity, the Loans shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section.
(c)    Payment of Accrued Interest. Accrued and unpaid interest on the outstanding principal balance of the Loan shall be calculated from and including the first day of each month (or in the case of the first interest accrual period, the borrowing date of the Advance) through and including the last day of such month and is payable in arrears on each Interest Payment Date of the succeeding calendar month; provided (i) interest accrued pursuant to Section 3.08(b) above will be payable within five (5) Business Days following Administrative Agent’s written demand; (ii) in the event of any repayment or prepayment of any principal of the Loan, accrued interest on the principal amount repaid or prepaid will be payable on the date of such repayment or prepayment; and (iii) in the event of any conversion of the rate of interest on the Loan to the rate based on the Alternate Base Rate, accrued interest on the Loan will be due and payable within five (5) Business Days following Administrative Agent’s written demand.
(d)    Computation of Interest. All interest hereunder will be computed on the basis of a year of 360 days and will be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable interest rate for any day will be determined by Administrative Agent.
“3.09    Alternate Rate of Interest.

(a)Subject to clauses (b), (c), (d), (e), and (f) of this Section 3.09, if (i) Administrative Agent determines that adequate and reasonable means do not exist for ascertaining Adjusted Term SOFR or Term SOFR, as applicable (including because the Term SOFR Reference Rate is not available or published on a current basis); or (ii) the Required Lenders advise Administrative Agent that Adjusted Term SOFR or Term SOFR, as applicable, will not adequately and fairly reflect the cost to such Lenders of making or maintaining the Loan, then Administrative Agent will give notice to Borrower by electronic communication as provided in Section 10.01 as promptly as practicable and, until Administrative Agent notifies Borrower that the circumstances giving rise to such notice no longer exist, the Loan will bear interest at (x) the Adjusted Daily Simple SOFR plus the Applicable Margin so long as Adjusted Daily Simple SOFR is not also subject to clauses (i) or (ii) above, or (y) the Alternate Rate if Adjusted Daily Simple SOFR is subject to clauses (i) or (ii) above.
(b)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of ‘Benchmark Replacement’ for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of ‘Benchmark Replacement’ for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Lenders comprising the Required Lenders.
(c)Notwithstanding anything to the contrary herein or in any other Loan Document, Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)Administrative Agent will promptly notify Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any

Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below, and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.09, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.09.
(e)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement):
(i)    if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then Administrative Agent may modify the definition of ‘Interest Adjustment Date’ for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and
(ii)    if a tenor that was removed pursuant to item (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then Administrative Agent may modify the definition of ‘Interest Adjustment Date’ for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)During any Benchmark Unavailability Period, the Loan will bear interest at the Alternate Rate. During any Benchmark Unavailability Period, or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.”
(i)Increased Costs. Section 3.10(a) of the Loan Agreement is hereby amended to read as follows:

“(a)    Increased Costs of Making or Maintaining Loan. If any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by any Lender, (ii) impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loan made by such Lender or (iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result of any of the foregoing is to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then Borrower will pay to such Lender or such other Recipient such additional amount or amounts as will compensate such Lender or such other Recipient for such additional costs incurred or reduction suffered.”
(j)Break Funding Payments. Section 3.11 of the Loan Agreement is hereby amended to read as follows:
“3.11    Intentionally Omitted.”
(k)Conversion of Revolving Loans to Term Loans; Termination of Revolving Commitment.
(i)All outstanding Revolving Loans (i.e., Revolving Loans in the outstanding principal amount of $17,420,000) are hereby converted to Term Loans under the Loan Agreement. The Revolving Commitment is hereby terminated and no further advances shall be permitted from the Loan (including any advances as Revolving Loans).
(ii)Sections 3.16 and 3.17 are hereby amended restated in their entirety as follows:
“3.16 [Reserved.]”
“3.17 [Reserved.]”
(l)Prohibited Distributions. Section 4.06 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“4.06    Prohibited Distributions. Borrower shall not make any distributions at any time, whether or not a Default or Unmatured Default exists. Borrower shall cause Guarantor and REIT to not make any distributions; provided, however, so long as no Default or Unmatured Default exists, (A) Guarantor and/or REIT will be permitted to make distributions (or receive disbursements from the REIT Excess Cash Account or the Guarantor Excess Cash Account (as defined in the Repayment Guaranty)) (i) to the extent necessary to maintain the REIT status of itself and/or any of its direct or indirect owners that are REITs, and (ii) for Death and Disability Redemptions; provided, however, amounts distributed for Death and Disability Redemptions shall not exceed $250,000, in the aggregate, for any calendar year, and (B) Borrower, Guarantor and/or REIT may make any other distributions subject to Lender’s prior approval in its sole and absolute discretion. For the purposes of this Section 4.06, “Death and Disability Redemptions” means redemptions allowed in connection with a stockholder's death, qualifying disability, or determination of incompetence as discussed and defined in the Second Amended and Restated Share Redemption Program of the REIT adopted December 7, 2018.
(m)Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Section 10.22 of the Loan Agreement is hereby amended to read as follows:
“ 10.22     Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.”
(n)Releases of Properties. Section 10.23 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“10.23 Releases of Properties. Except as expressly set forth below in this Section 10.23, Administrative Agent shall have no obligation to release any of the Properties (or portions thereof) until the Loan and all other Obligations have been paid in full and all obligations of Administrative Agent and Lenders under this Agreement and the other Loan Documents have terminated. Borrower shall be entitled to obtain the release of a Property (or portions thereof) (each, a “Release Property”) from the lien of the Loan Documents, provided that all of the following conditions are satisfied:
(a)In connection with the sale of a Release Property to a bone fide third party purchaser (the “Proposed Sale”), Borrower shall have submitted to Administrative Agent a written request for such release at least twenty (20) days prior to the proposed release date, together with a copy of the purchase and sale agreement and copies of any documents which Borrower requests Administrative Agent to execute in connection with such proposed release.
(b)Administrative Agent shall have approved the Proposed Sale (including the proposed purchase price) and corresponding release of the Release Property, which approval shall not be unreasonably withheld, conditioned or delayed.
(c)No Default or Unmatured Default shall have occurred and be continuing.
(d)The Release Property and the portion of the Property that shall remain subject to a Deed of Trust upon the reconveyance of the Release Property shall each constitute one or more legally separable and transferable lots or parcels under all applicable laws, ordinances, rules and regulations relating to the subdivision or parceling of real property and the transfer thereof.
(e)The release of the Release Property will not result in the loss by any other portion of the Property which remains subject to the applicable Deed of Trust of reasonable access to a public street, the use of reasonably necessary easements or utilities, or any parking availability which is reasonably necessary for the use and operation of such remaining Property for its intended purpose (provided, however, that the foregoing requirements in this clause (e) shall be deemed satisfied if the requirements in clause (f) below are satisfied by the applicable Borrower).
(f)The Release Property shall be subject to such reciprocal easement agreements and other agreements as Administrative Agent may reasonably require to ensure that the Property which remains subject to the applicable Deed of Trust enjoys adequate ingress and egress, access to a public street, utility access, parking, and such other rights and benefits as Administrative Agent may reasonably require.
(g)Borrowers’ rights under any reciprocal easement agreement or other agreement that may be required pursuant to Section 10.23(f) above shall be subject to the lien of the applicable Deed of Trust.

(h)Borrower shall have paid to Administrative Agent, for application to the outstanding balance of the Loans, all net proceeds from the Proposed Sale of such Release Property; provided, however, in no event shall the net proceeds be less than (i) with respect to the Institute Property, $24,148,145 and (ii) with respect to the Greenhouse Property, $33,337,855. For purposes hereof, such net proceeds shall be the amount of cash received by the applicable Borrower from such sale after deduction of any escrow, recording, title insurance costs, and any other closing costs (including, without limitation, transfer taxes and legal fees), paid by the applicable Borrower in connection therewith as reasonably approved by Administrative Agent; provided, however, for avoidance of doubt, such costs shall not include any deductions for any distributions or the replenishment of any reserves for any of Borrower, Guarantor, REIT, and/or any Affiliates of such parties except to the extent approved by Administrative Agent in its sole and absolute discretion.
(i)Borrower shall have delivered to Administrative Agent such certifications from Guarantor that, after giving effect to the proposed release, Guarantor shall be in compliance with its financial covenants under the Guaranty.
(j)Borrower shall provide to Administrative Agent at Borrower’s sole cost and expense such title insurance endorsements to the Title Policies for the remaining Deeds of Trust as Administrative Agent shall reasonably request (including, without limitation, CLTA Form 111 Endorsements (or its equivalent), to the extent available and in form and substance reasonably satisfactory to Administrative Agent, which shall insure that after such release, each remaining Deed of Trust shall continue as a valid first position lien against the Property encumbered thereby, subject only to such new title exceptions as Administrative Agent shall approve in writing.
(k)Borrower shall pay, or caused to be paid, to Administrative Agent all reasonable costs and expenses incurred in connection with such release, including without limitation all breakage fees, recording fees, transfer and other taxes, trustee’s fees, reasonable attorneys’ fees, appraisal fees, escrow fees, and fees for title insurance and similar charges.
Following the release of any Property (or portion thereof), such Release Property (or portion thereof) shall no longer be included in the definition of “Property” except with respect to any indemnities and other provisions of the Loan Documents that expressly survive repayment of the Loan.
Upon the release of the Deed of Trust encumbering the Property owned by a Borrower in accordance with the Loan Documents, and the payment to Administrative Agent in full of the amount, if any, required pursuant to Section 10.23(h) above with respect to the release of such Property, so long as no Default or Unmatured Default shall have occurred and be continuing, such Borrower shall be deemed to no longer be a Borrower under the Loan Documents and shall be released therefrom upon the execution (which shall be delivered concurrently with the release of the applicable Deed of Trust) by such Borrower, each other Borrower and Guarantor, and Administrative Agent of a reciprocal release agreement in the form attached hereto as Exhibit F or any other form reasonably satisfactory to Administrative Agent, the applicable Borrower, each other Borrower and Guarantor.”
(o)Acknowledgments of Lenders. A new Section 11.14 is hereby added to the Loan Agreement in numerical order thereto as follows:
“11.14    Acknowledgements of Lenders.
(a)    Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of its business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon Administrative Agent or any other Lender, or any of the Related Parties of any of them, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold the Loan hereunder, and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender, or any of the Related Parties of any of them, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning Borrower and its Affiliates) as it from time to time deems appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(b)    Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it becomes a Lender hereunder, will be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, Administrative Agent or Lenders on the Closing Date.
(c)    (i)    Each Lender hereby agrees that (x) if Administrative Agent notifies such Lender that Administrative Agent has determined in its sole discretion that any funds received by such Lender from Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Payments received, including any defense based on “discharge for value” or any similar doctrine. A notice of Administrative Agent to any Lender under this Section 11.14(c) shall be conclusive, absent manifest error.
(ii)    Each Lender hereby further agrees that if it receives a Payment from Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify Administrative Agent of such occurrence and, upon demand from Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to Administrative Agent at the greater of the NYFRB Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(iii)    Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Borrower.

(iv)    Each party’s obligations under this Section 11.14(c) shall survive the resignation or replacement of Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.”
(p)Financial Information and Other Deliveries.
(i)Borrower. Sections 4.09(a)(i) and 4.09(a)(ii) of the Loan Agreement are hereby amended and restated in its entirety as follows:
“(i)    (A) Within twenty (20) days after the end of each of calendar month, each Borrower shall deliver to Administrative Agent an operating statement (showing actual to budgeted results) and a lease status report (including a rent roll) for each Property and Improvements, each dated as of the last day of such calendar month. Within forty-five (45) days after the end of each Borrower’s fiscal quarters (except for the fourth fiscal quarter), each Borrower shall deliver to Administrative Agent a balance sheet, statement of operations for each Borrower, each dated as of the last day of such fiscal quarter, in form and substance reasonably satisfactory to Administrative Agent and certified by an authorized representative of each Borrower;
(ii)    Within ninety (90) days after the end of each of each Borrower’s fiscal year, each Borrower shall deliver to Administrative Agent (i) an operating budget for the upcoming year and an operating statement (showing actual to budgeted results) and a lease status report (including a rent roll) for each Property and Improvements, each dated as of the last day of the fiscal year, and (ii) a balance sheet, statement of operations for Borrower, each dated as of the last day of such fiscal year, in form and substance reasonably satisfactory to Administrative Agent and certified by an authorized representative of each Borrower;”
(ii)KBS Growth & Income REIT, Inc. In addition to the financial information required pursuant to Section 4.09 of the Loan Agreement, Borrower shall cause each of the following to be delivered to Administrative Agent:
(A)Within forty-five (45) days after the end of the fiscal quarter (except for the fourth fiscal quarter) of REIT, Borrower shall deliver to Administrative Agent a balance sheet, statement of operations for the REIT, each dated as of the last day of such fiscal quarter, in form and substance reasonably satisfactory to Administrative Agent and certified by an authorized representative of the REIT;
(B)Within ninety (90) days after the end of each of the REIT’s fiscal years, Borrower shall deliver to Administrative Agent a balance sheet, a statement of operations for the REIT, each dated as of the last day of such fiscal year, in form and substance reasonably satisfactory to Administrative Agent and certified by an authorized representative of Guarantor.
(C)Borrower shall deliver to Administrative Agent such other information and materials with respect to the REIT as Administrative Agent shall reasonably request in writing.
(q)Additional Covenants.
(i)Covenant to Use Revenues.
(A)All revenues received by Borrower from the Property shall only be used for purposes consistent with the operating budget approved by Administrative Agent (which approval shall not be withheld, conditioned or delayed unreasonably) and historical practices with respect to such Property, except as otherwise approved by Administrative Agent, in its sole and absolute discretion.
(B)Borrower shall cause all revenues received by Guarantor and/or cash currently held by Guarantor to only be used for payment of Guarantor Operating Costs.
(C)Borrower shall cause all revenues received by REIT and/or cash currently held by REIT to only be used for payment of REIT Operating Costs.
(ii)Guarantor Permitted Indebtedness.    Borrower shall cause Guarantor not to incur any Indebtedness other than Guarantor Permitted Indebtedness.
(r)Cash Flow Sweep.
(i)Within ten (10) Business Days of each Interest Payment Date, Borrower shall pay to Administrative Agent an amount equal to the Excess Cash Flow (defined below) for the preceding month and shall deliver to Administrative Agent a reasonably detailed accounting of the amount of such Excess Cash Flow payment certified by the chief financial officer or another authorized representative of Borrower as true, correct, and complete in all material respects. All amounts paid by Borrower pursuant to this subsection (r) shall be deposited by Administrative Agent in an account at, and controlled by, Administrative Agent established for the purpose of holding the Excess Cash Flow deposits (the “Excess Cash Flow Account”). So long as no Event of Default exists, any interest on the funds in the Excess Cash Flow Account shall accrue for the benefit of Borrower.
(ii)Borrower shall, in each case, (i) complete and duly execute and deliver (as applicable) all documentation reasonably required by Administrative Agent to establish and pledge to Administrative Agent, for the benefit of the Lenders, the Excess Cash Flow Account (including Administrative Agent’s standard form of deposit account control agreement, blocked account agreement, or similar agreement, which shall be in all material respects consistent with the provisions of this Agreement, and which shall be subject to any modification as may be agreed upon by Borrower and Administrative

Agent), and (ii) otherwise cooperate with Administrative Agent in all reasonable respects to establish the Excess Cash Flow Account, pledge it to Administrative Agent, for the benefit of Lenders, and perfect such pledge, within ten (10) Business Days after Administrative Agent provides Borrower with such documentation. Borrower hereby grants to Administrative Agent a security interest in the Excess Cash Flow Account and all funds on deposit therein as additional security for the Obligations and agrees that it shall not, without obtaining the prior express written consent of Administrative Agent, further pledge, assign or grant any security interest in the Excess Cash Flow Account. Borrower agrees to hold in trust for the benefit of Administrative Agent on behalf of the Lenders, all Excess Cash Flow in its possession prior to the deposit of such Excess Cash Flow into the Excess Cash Flow Account. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC.
(iii)During the existence of a Default, Administrative Agent shall have the right to apply all amounts in the Excess Cash Flow Account in repayment of the Obligations in such order as Administrative Agent shall determine. Borrower shall have no right to any funds in the Excess Cash Flow Account until payment of the Obligations in full; provided, however, that so long as no Default or Unmatured Default has occurred and is continuing, at Borrower’s written request, Administrative Agent may disburse funds held in the Excess Cash Flow Account to Borrower for (1) tenant improvement costs and leasing commissions for Approved Leases and (2) at Administrative Agent’s sole and absolute discretion, Guarantor Operating Costs, REIT Operating Costs, and/or capital improvements in such amounts and subject to such evidence and/or conditions Administrative Agent may require in its sole and absolute discretion.
(iv)For the purposes hereof, “Excess Cash Flow” means (A) actual gross revenues of Borrower for such calendar month attributable to the Property (including, without limitation, all rentals, service and other fees or charges, license fees, parking fees and other revenues and cash payments of any kind received by the Borrower) received by Borrower for the most recently completed one (1) month period (the “Actual Revenues”) less (B) the sum of the following costs and expenses paid by Borrower during such month: (x) all actual Property Operating Expenses (including, without limitation, debt service charges paid during such month and swap settlement payments owed by Borrower to Administrative Agent, if any) in connection with the ownership, maintenance and operation of the Property, (y) tenant improvement costs and leasing commissions for Approved Leases, and (z) capital expenditures consistent with the operating budget or any other capital expenditures approved by Administrative Agent, in its sole and absolute discretion; provided, however, in no event shall Actual Revenues be used for payment of any asset management fees to any Borrower, Guarantor, REIT and/or any Affiliates of any Borrower, Guarantor or REIT.
(v)Upon payment in full and satisfaction of all indebtedness under the Loan and obligations under the Loan Documents, any amounts remaining in the Excess Cash Flow Account shall be released to Borrower.
(s)REIT Excess Cash Account.

(i)If at any time REIT holds in excess of $7,000,000 in cash (the “REIT Excess Cash”), REIT shall (and Borrower shall cause REIT to) either, at REIT’s discretion (i) pay to Administrative Agent all REIT Excess Cash and such amounts shall be deposited by Administrative Agent in an account at, and controlled by, Administrative Agent established for the purpose of holding the REIT Excess Cash (the “REIT Excess Cash Account”) (and any interest that may accrue on the funds in such REIT Excess Cash Account shall accrue for the benefit of REIT so long as no Default exists) or (ii) pay to Administrative Agent all REIT Excess Cash to be applied in repayment of the Obligations (as defined in the Loan Agreement) in such order as Administrative Agent shall determine, or a combination of (i) and (ii) in REIT’s sole and absolute discretion.
(ii)REIT shall (and Borrower shall cause REIT to) (i) complete and duly execute and deliver (as applicable) all documentation reasonably required by Administrative Agent to establish and pledge to Administrative Agent, for the benefit of the Lenders, the REIT Excess Cash Account (including Administrative Agent’s standard form of deposit account control agreement, blocked account agreement, or similar agreement, which shall be in all material respects consistent with the provisions of this Agreement and which shall be subject to any modification as may be agreed upon by REIT and Administrative Agent), and (ii) otherwise reasonably cooperate with Administrative Agent in all reasonable respects to establish the REIT Excess Cash Account, pledge it to Administrative Agent, for the benefit of Lenders, and perfect such pledge, within ten (10) Business Days after Administrative Agent provides REIT with such documentation. Borrower shall cause REIT to grant to Administrative Agent a security interest in the REIT Excess Cash Account and all funds on deposit therein as additional security for the Obligations and Borrower shall cause REIT to, without obtaining the prior express written consent of Administrative Agent, not further pledge, assign or grant any security interest in the REIT Excess Cash Account. Borrower shall cause REIT to hold in trust for the benefit of Administrative Agent on behalf of the Lenders, all REIT Excess Cash in its possession prior to the deposit of such REIT Excess Cash into the REIT Excess Cash Account. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC.
(iii)During the existence of a Default, Administrative Agent shall have the right to apply all amounts in the REIT Excess Cash Account in repayment of the Obligations in such order as Administrative Agent shall determine. REIT nor Borrower shall have any right to any funds in the REIT Excess Cash Account until payment of the Obligations in full.
(iv)Upon payment in full and satisfaction of all indebtedness under the Loan and obligations under the Loan Documents, any amounts remaining in the REIT Excess Cash Account shall be released to REIT.
(t)Interest Rates; Benchmark Notification. The interest rate on the Loan may, at any time, be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.09(b) of the Loan Agreement provides the mechanism for determining an alternative rate of interest. Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to Borrower. Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
(u)Notices. The notice addresses for the Borrower and Administrative Agent set forth in Section 10.01 shall be updates as follows:
(i)if to Borrower, to it at c/o KBS Capital Advisors LLC, 800 Newport Center Drive, #700, Newport Beach, CA 92660, Attention of Luke Hamagiwa (Phone No. (202) 552-7568) (Email Address: lhamagiwa@kbs.com), and Brett Merz, Senior Vice President, Asset Management (Phone No. (949) 417-6545) (Email Address: bmerz@kbs.com);
With a copy to: Greenberg Traurig, 18565 Jamboree Road, Suite 500, Irvine, CA 92612, Attention of Bruce Fischer, Esq. (Phone No. (949) 732-6670) (Email Address: fischerb@gtlaw.com);
With a copy to: Todd Smith, 800 Newport Center Drive, #700, Newport Beach, CA 92660 (Phone No. (949) 797-0338) (Email Address: kbs-debt@kbs.com);
(ii)if to Administrative Agent, to it at 277 Park Avenue, 36th Floor, New York, NY 10017, Attention of Donald Wattson (Phone No. (212) 648-1807) (Email Address: donald.a.wattson@jpmorgan.com).
(v)Secured Obligations. Each Deed of Trust is modified to secure payment and performance of the Loan, as amended to date, in addition to all other “Secured Obligations” as therein defined.
4.Conditions Precedent. Before this Agreement becomes effective and any party becomes obligated under it, all of the following conditions shall have been satisfied at Borrower’s sole cost and expense in a manner acceptable to Administrative Agent and the Lenders, in the exercise of their reasonable judgment:

(a)Administrative Agent and the Lenders shall have received fully executed and, where appropriate, acknowledged originals of this Agreement, a Second Amended and Restated Guaranty, and any other documents and agreements which Administrative Agent and the Lenders may reasonably require or request in accordance with this Agreement or the other Loan Documents, in form and substance reasonably satisfactory to Administrative Agent;
(b)A short form of this Agreement shall have been recorded in the Official Records;
(c)Administrative Agent shall have received such assurance as Administrative Agent may reasonably require that the validity and priority of the Deed of Trust has not been and will not be impaired by this Agreement or the transactions contemplated by it, including an ALTA 11-06 Endorsement and any other endorsements reasonably required by Administrative Agent to be attached to the Title Policy;
(d)Administrative Agent shall have received a modification fee in an amount equal to 0.15% of the Aggregate Commitment;
(e)Administrative Agent shall have received reimbursement, in immediately available funds, of all costs and expenses incurred by Administrative Agent in connection with this Agreement, (if required) including charges for title insurance (including endorsements), recording, filing and escrow charges, fees for appraisal, architectural and engineering review, construction services and environmental services, mortgage taxes, and reasonable legal fees and expenses of Administrative Agent’s counsel.
5.Borrower’s Representations and Warranties. Borrower represents and warrants to Administrative Agent and the Lenders as follows:
(a)Loan Documents. All representations and warranties made and given by Borrower in the Loan Documents are true, accurate and correct in all material respects, subject to (i) any changes in circumstances arising from actions or events occurring after the date of this Agreement that do not otherwise constitute a Default hereunder or under any of the Loan Documents (including, without limitation, execution of new Leases and contracts that are not prohibited by the terms of this Agreement or any other Loan Documents), and (ii) such matters, if any, as have been previously disclosed to Administrative Agent in writing.
(b)No Default. No Default or Unmatured Default has occurred and is continuing.
(c)Borrowing Entity. There have been no changes in the formation documents of any Borrower since the inception of the Loan that would violate any restrictions set forth in the Loan Documents.
6.Incorporation. This Agreement shall form a part of each Loan Document, and all references to a given Loan Document shall mean that document as hereby modified.
7.No Prejudice; Reservation of Rights. This Agreement shall not prejudice any rights or remedies of Administrative Agent nor any Lender under the Loan Documents.

Administrative Agent and the Lenders reserve, without limitation, all rights which it has against any indemnitor, guarantor, or endorser of the Notes.
8.No Impairment. Except as specifically hereby amended, the Loan Documents shall each remain unaffected by this Agreement and all such documents shall remain in full force and effect. Nothing in this Agreement shall impair the lien of any Deed of Trust.
9.Purpose and Effect of Administrative Agent’s and/or Lenders Approval. Administrative Agent and/or any Lender’s approval of any matter in connection with the Loan shall be for the sole purpose of protecting Administrative Agent’s and such Lender’s security and rights. No such approval shall result in a waiver of any default of Borrower. In no event shall Administrative Agent and/or any Lender’s approval be a representation of any kind with regard to the matter being approved.
10.Disclosure to Title Company. Administrative Agent and/or any Lender may, upon no less than three (3) Business Days’ notice to Borrower, disclose to any title insurance company which insures any interest of Administrative Agent under any Deed of Trust (whether as primary insurer, coinsurer or reinsurer) any information, data or material in Administrative Agent’s and/or any Lender’s possession relating to Borrower, the Loan, or the Property.
11.Reversal of Payments. If Administrative Agent receives any payments which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be paid to a trustee, debtor-in-possession, receiver or any other party under any bankruptcy law, common law, equitable cause or otherwise, then, to such extent, the obligations or part thereof intended to be satisfied by such payments or proceeds shall be reversed and continue as if such payments or proceeds had not been received by Administrative Agent.
12.Integration. The Loan Documents, including this Agreement: (a) integrate all the terms and conditions mentioned in or incidental to the Loan Documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail.
13.Miscellaneous. This Agreement and any attached consents or exhibits requiring signatures may be executed in counterparts, and all counterparts shall constitute but one and the same document. If any court of competent jurisdiction determines any provision of this Agreement or any of the other Loan Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of the Loan Documents. This Agreement shall be governed by the laws of the State of California, without regard to the choice of law rules of that State. As used here, the word “include(s)” means “includes(s), without limitation,” and the word “including” means “including, but not limited to.”

14.Limitation on Liability. Notwithstanding the foregoing or anything to the contrary herein, under no circumstances shall Administrative Agent and Lenders have any recourse against, nor shall there be any personal liability to, the members of any Borrower, or to any shareholders, members or partners (direct or indirect, except for the Guarantor under the Guaranty) for any obligations of Borrower hereunder. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect any Borrower’s liability or obligations under this Agreement, the Loan Documents, Guarantor’s liability or obligations under the Guaranty or Administrative Agent’s and Lenders’ right to exercise any rights or remedies against any collateral securing the Loan.
15.Electronic Execution. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.01 of the Loan Agreement), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent Administrative Agent has agreed to accept any Electronic Signature, Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, Borrower hereby (i) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among Administrative Agent, the Lenders and Borrower, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto, and (iv) waives any claim against any Lender-Related Person for any liabilities arising solely from Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
BORROWER:
KBSGI OFFICES AT GREENHOUSE, LLC,
a Delaware limited liability company
By:    KBSGI REIT Acquisition IV, LLC,
a Delaware limited liability company,
its sole member
By:    KBSGI REIT Properties, LLC,
a Delaware limited liability company,
its sole member
By:    KBS Growth & Income Limited Partnership,
a Delaware limited partnership,
its sole member
By:    KBS Growth & Income REIT, Inc.,
a Maryland corporation,
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer
[SIGNATURES CONTINUE ON NEXT PAGE]

BORROWER CONTINUED:
KBSGI 213 WEST INSTITUTE PLACE, LLC,
a Delaware limited liability company
By:    KBSGI REIT Acquisition V, LLC,
a Delaware limited liability company,
its sole member
By:    KBSGI REIT Properties, LLC,
a Delaware limited liability company,
its sole member
By:    KBS Growth & Income Limited Partnership,
a Delaware limited partnership,
its sole member
By:    KBS Growth & Income REIT, Inc.,
a Maryland corporation,
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer
[SIGNATURES CONTINUE ON NEXT PAGE]

ADMINISTRATIVE AGENT AND LENDER:
JPMORGAN CHASE BANK, N.A.,
a national banking association,
as Administrative Agent and a Lender
By: /s/Donald Wattson
Name: Donald Wattson
Title: Authorized Officer